                                                               EXHIBIT 21

                                 SUBSIDIARIES


The following list includes all of the subsidiaries of the Company, all of which are wholly-owned.

                                                  Organized Under
    Name                                              Laws of
    ----                                          ---------------
AMIREIT (Frye), Inc. . . . . . . . . . . . . . .  North Carolina
AMIREIT (Kendell), Inc.  . . . . . . . . . . . .  Florida
AMIREIT Lucy Lee, Inc. . . . . . . . . . . . . .  Missouri
AMIREIT (North Fulton), Inc. . . . . . . . . . .  Georgia
AMIREIT (Palm Beach Gardens), Inc. . . . . . . .  Florida
AHE of California, Inc.  . . . . . . . . . . . .  California
AHP of Texas, Inc. . . . . . . . . . . . . . . .  Texas
AHE of Westbroke, Inc. . . . . . . . . . . . . .  Massachusetts
AHP of West Virginia, Inc. . . . . . . . . . . .  West Virginia
AHP of Fayetteville, Inc.  . . . . . . . . . . .  Arkansas
AHP of New Orleans, Inc.   . . . . . . . . . . .  Louisiana
AHE of Torrance, Inc.  . . . . . . . . . . . . .  California
AHP of Sunrise, Inc. . . . . . . . . . . . . . .  Florida
AHP of Tarpon Springs, Inc.  . . . . . . . . . .  Florida
AHP of Kansas, Inc. . . . . . . . . . . . . . . . Kansas
AHE of Irvine, Inc. . . . . . . . . . . . . . . . California
AHP of Illinois, Inc. . . . . . . . . . . . . . . Illinois
